EXHIBIT 10.6

PENN VIRGINIA CORPORATION

Second Amended and Restated 1995 Directors’ Stock Compensation Plan

1.    Purpose.

The purposes of the Plan are to attract and retain the services of experienced and knowledgeable directors and to encourage Eligible Directors of Penn Virginia Corporation to acquire a proprietary and vested interest in the growth and performance of the Company, thus enhancing the value of the Company for the benefit of its shareholders.

2.    Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)  “Board” means the Board of Directors of the Company.

(b)  “Cashless Exercise” means the manner of exercise of an Option described in Section 6(h).

(c)  “Common Stock” means the common stock, par value $6.25 per share, of the Company.

(d)  “Company” means Penn Virginia Corporation.

(e)  “Eligible Director” means (i) with respect to grants made prior to January 1, 2001, each director of the Company, including Non-employee Directors, and (ii) with respect to grants made after January 1, 2001, each Non-employee Director.

(f)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g)  “Fair Market Value” means with respect to the Common Stock on any given date the closing stock market price for a Share (as reported by the New York Stock Exchange, any other exchange on which the Shares are listed or any other recognized stock quotation service), or in the event that there shall be no closing stock price on such date, the closing stock price on the date nearest preceding such date.

(h)  “Grant Date” means the date on which an Option is granted or a Share is issued pursuant to Section 5 of the Plan.

(i)  “Option” means any stock option granted under the Plan and described in Section 5 hereof. All Options shall be non-qualified options.

(j)  “Option Agreement” means a written instrument evidencing an Option granted hereunder and signed by an authorized representative of the Company and the Optionee.

(k)  “Non-employee Director” means each director of the Company who is not an employee of the Company.

(l)  “Optionee” means an Eligible Director who receives an Option under the Plan.

(m)  “Plan” means the Second Amended and Restated 1995 Directors’ Stock Compensation Plan.

(n)  “Shares” means shares of Common Stock of the Company.

3.    Administration.

Subject to the terms of the Plan, the Board shall have the power to interpret the provisions and supervise the administration of the Plan.

4.    Shares Subject to the Plan.

Subject to adjustment as provided in Section 7, the total number of Shares which may be issued pursuant to the Plan shall be 300,000 Shares. Any Shares issued pursuant to the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. Shares subject to Options that either wholly or in part expire or are forfeited or terminated shall be available for future issuance under the Plan.

5.    Grant of Shares and Options.

On February 8, 1995, or, with respect to any person who was not an Eligible Director on such date, on the date such person first becomes an Eligible Director, each Eligible Director shall be granted an Option to acquire 10,000 Shares. Thereafter, on the first business day of each year from 1996 through 2004, inclusive, each Eligible Director on such date shall be granted an Option to acquire an additional 200 Shares. In addition, except as otherwise determined by the Board, effective on and after October 25, 2000 through the termination of the Plan each Non-employee Director shall receive 1,000 Shares issuable on the date of the Company’s annual meeting; $2,500 payable quarterly, at the Non-employee Director’s option, either in cash or Shares; and $1,000 in meeting fees ($1,250 for the committee chairman) for each Board and committee meeting attended by the Non-employee Director which shall be paid, at the Non-employee Director’s option, in cash or Shares.

6.    General Terms Regarding Option Grants.

The following provisions shall apply to each Option:

(a)  Option Price.    The purchase price per Share purchasable under an Option shall be 100% of the Fair Market Value of a Share on the Grant Date.

(b)  Restrictions on Transferability.    An Option shall not be transferable prior to the date on which it becomes exercisable unless otherwise determined by the Board and specified in the Option Agreement. Thereafter, unless otherwise determined by the Board and specified in the Option Agreement, an Option shall not be transferable otherwise than (i) by will or the laws of descent and distribution or (ii) to the spouse, children or grandchildren of the Optionee or a trust for the exclusive benefit of any such family member, provided, however, that no such family member shall be permitted to make any subsequent transfer of any such Options except back to the original Optionee and all Options transferred to any such family member shall remain subject to all terms and conditions set forth herein. During the lifetime of the Optionee, an Option shall be exercisable only by him or by any transferee to whom an Option was transferred in accordance with subsection (b)(ii). Upon the death of an Optionee or the transfer in accordance with subsection (b)(ii), the person to whom the rights shall have been transferred or passed by will or by the laws of descent and distribution may exercise any Options in accordance with the provisions of the Plan.

(c)  Periods of Exercise of Options.    Subject to Section 8, each Option shall become exerciseable one year after the Grant Date and shall expire ten years after the Grant Date except as hereinafter provided:

(i)  In the event an Optionee ceases to be an Eligible Director for any reason, any Option then held by such Optionee which is not exercisable at the time of such cessation shall expire. An Option exercisable on the date of such cessation shall, except as otherwise provided in Subsection (c)(ii), be exercisable for the remainder of its term to the extent exercisable as of the date of such cessation.

(ii)  In the event of the death of an Optionee, any Option granted to such Optionee, which has not expired pursuant to subsection (c)(i), shall remain exercisable for six months after the date of death. An Option exercisable after the date of death shall be exercisable only to the extent exercisable as of the date of death and in no event beyond the tenth anniversary of its Grant Date

(d)  Payment.    Full payment for Shares purchased upon the exercise of an Option shall be made in cash or, at the election of the person exercising the Option and subject to the approval of the Board at the time of exercise, by surrendering, or by the Company’s withholding from Shares purchased, Shares with an aggregate Fair Market Value, on the date immediately preceding such exercise date, equal to all or any portion of the option price not paid in cash. Payment for shares purchased upon the exercise of an Option may also be made pursuant to a Cashless Exercise.

(e)  Issuance of Certificates; Payment of Cash.    Only whole Shares shall be issuable upon exercise of Options. Any right to a fractional Share shall be satisfied in cash. Upon receipt of payment of the option price and any withholding taxes payable pursuant to subsection (g), the Company shall deliver to the exercising Optionee a certificate for the number of whole Shares and a check for the Fair Market Value on the date of exercise of the fractional Share to which the person exercising the Option is entitled. The Company shall not be obligated to deliver any certificates for Shares until such Shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding Shares of such class at the time are listed nor until there has been compliance with such laws or regulations as the Company may deem applicable. The Company shall use its best efforts to effect such listing and compliance.

(f)  Date and Notice of Exercise.    Except with respect to Cashless Exercises, the date of exercise of an Option shall be the date on which written notice of exercise, addressed to the Company at its main office to the attention of its Secretary, is hand delivered, telecopied or mailed, first class postage prepaid; provided that the Company shall not be obliged to deliver any certificates for Shares pursuant to the exercise of an Option until the Company shall have received payment in full of the option price for such Shares and any withholding taxes payable pursuant to subsection (g). Each such notice of exercise shall be irrevocable when given. Each notice of exercise must include a statement of preference as to the manner in which payment to the Company shall be made (Shares or cash, a combination of Shares and cash or by Cashless Exercise).

(g)  Payment of Withholding Taxes.    Full payment for the amount of any taxes required by law to be withheld by the Company upon the exercise of an Option shall be made, on or before the date such taxes must be withheld, in cash or, at the election of the person recognizing income upon exercise of the Option and subject to the approval of the Board, by surrendering, or by the Company’s withholding from Shares purchased, Shares with an aggregate Fair Market Value on the date immediately preceding the date the withholding taxes due are determined equal to all or any portion of the withholding taxes not paid in cash. Payment for such taxes may also be made pursuant to a Cashless Exercise.

(h)  Cashless Exercise.    In addition to the methods of payment described in Sections 6(e) and 6(g), an Optionee may exercise and pay for Shares purchased upon the exercise of an Option through the use of a brokerage firm acceptable to the Company to make payment to the Company of the option price and any taxes required by law to be withheld upon exercise of the Option either from the proceeds of a loan to the Optionee from the brokerage firm or from the proceeds of the sale of Shares issued pursuant to the exercise of the Option, and upon receipt of such payment the Company shall deliver the Shares issuable under the Option exercised to such brokerage firm (a “Cashless Exercise”). Notwithstanding anything stated to the contrary herein, the date of exercise of a Cashless Exercise shall be the date on which the broker executes the sale of exercised Shares or, if no sale is made, the date the broker receives the exercise loan notice from the Optionee to pay the Company for the exercised Shares.

7.    Adjustments Upon Changes in Capitalization

In the event of a stock dividend, stock split, recapitalization, combination, subdivision, issuance of rights, or other similar corporate change or event, including a property distribution, sale of assets, spin-off or restructuring of the Company, the Board shall make an appropriate adjustment in the aggregate number of Shares issuable under the Plan, the number of Shares subject to each then outstanding Option and the option price of each then outstanding Option.

8.    Change in Control.

(a)  Effect of Change in Control.    Notwithstanding anything in the Plan to the contrary, (i) subject to any applicable pooling-of-interest accounting rules, in the event of a Change in Control of the Company, the Options granted hereunder shall vest and become immediately exercisable; (ii) in the event of a Change in Control of the Company as defined in Section 8(b)(iii), the Company may provide in any agreement with respect to such merger or consolidation that the surviving corporation shall grant options to the Optionees to acquire shares in such corporation with respect to which the excess of the fair market value of the share of such corporation immediately after the consummation of such merger or consolidation over the option price shall not be less than the excess of the Fair Market Value of the Shares over the Option price of Options, immediately prior to the consummation of such merger or consolidation; and (iii) in the event the Company does not survive as an independent publicly traded company and the Options are not replaced as provided in subsection (a)(ii), the Options shall automatically terminate immediately following such change in control.

(b)  Definition.    For purposes of the Plan, a “Change in Control of the Company” shall be deemed to have occurred if:

(i)  any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee of other fiduciary holding securities under an employee benefit plan of the Company or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes, after the effective date of the Plan, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities;

(ii)  during any period of two consecutive years (not including any period prior to the effective date of the Plan), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in any of clauses (i), (iii) and (iv) of this Section 8(b)) whose election by the Board or whose nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason (other than retirement) to constitute at least a majority thereof;

(iii)  the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv)  the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

9.    Amendments and Termination.

The Board may amend, alter, or terminate the Plan, but no amendment, alteration, or termination shall be made (i) that would impair or adversely affect the rights of an Optionee under an Option theretofore granted, without the Optionee’s consent, or (ii) without the approval of the shareholders if such approval is necessary to comply with any tax, stock exchange or regulatory requirement, or if the proposed alteration or amendment would increase the aggregate number of Shares that may be issued pursuant to the Plan (other than pursuant to Section 7 hereof).

10.    General Provisions.

(a)  Compliance with Regulations.    All certificates for Shares issued and delivered under the Plan pursuant to a grant of Shares or pursuant to the exercise of any Option shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Company shall not be required to issue or deliver any Shares under the Plan prior to the completion of any registration or qualification of such Shares under any federal or state law, or under any ruling or regulation of any governmental body or national securities exchange, that the Board in its sole discretion shall deem to be necessary or appropriate.

(b)  Other Plans.    Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required by applicable law or the rules of any stock exchange on which the Common Stock is then listed; and such arrangements may be either generally applicable or applicable only in specific cases.

(c)  Withholding of Taxes.    Each Optionee shall pay to the Company, upon the Company’s request, all amounts necessary to satisfy the Company’s federal, state and local tax withholding obligations, if any, with respect to the any grant or exercisepursuant to this Plan.

(d)  Conformity With Law.    If any provision of the Plan is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any grant under any law deemed applicable by the Board, such provision shall be construed or deemed amended in such jurisdiction to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(e)  Insufficient Shares.    In the event there are insufficient Shares remaining to satisfy all of the Share or Option grants under Section 5 made on the same day, such grants shall be reduced pro-rata.

11.    Effective Date and Termination.

The Board shall submit this Second Amendment and Restatement of the Plan to the shareholders of the Company for their approval at the 2001 annual meeting of shareholders. Any Option granted with respect to the additional 100,000 Shares added to the Plan by this Second Amendment and Restatement before the approval of this Second Amendment and Restatement by the shareholders of the Company shall be expressly conditioned upon, and any such Option shall not be exercisable until, such approval on or prior to the date of the 2001 annual meeting of such shareholders. If this Second Amendment and Restatement is approved by the shareholders, the Plan shall terminate on the second business day of 2004. If such shareholder approval is not received at or before the 2001 annual meeting, this Second Amendment and Restatement shall be void and the Plan shall continue as in effect prior to this Second Amendment and Restatement. The Board shall have the right to terminate the Plan at any time. Upon termination of the Plan, all Options outstanding under the Plan shall continue pursuant to their terms.

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